UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 6, 2012

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

4500 College Blvd, Suite 240

Leawood, Kansas 66211

(Address of principal executive offices, including zip code)

(913) 663-2310

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Event

Terrex Seismic who conducted the 2001, 2006 and 2007 seismic programmes for GSLM has been contracted and mobilized to Tasmania and are ready to conduct the seismic survey, including the only structure within our current Exploration License (EL) 14/2009 not yet completely seismically defined, Mt Lloyd dome. The planned 2012 seismic program has the multiple role of defining the centre of the Mt Lloyd dome, for oil drilling operations, and in addition, will be used to explore for the presence and depth from surface of oil, gas, coal and coal bed methane, which have been traced on our previous Thunderbolt seismic surveys and which Empire now intends to receive the commercial benefit.

The original specification of the 1,400 kilometres of 2D onshore seismic surveys at a 20 metre geo-phone spacing (70,000 sonic drill holes), was specifically designed to help meet the Joint Ore Reserves Committee (JORC) 2004 code requirements (http://www.jorc.org/pdf/jorc2004) to provide interpretive data to define the oil, gas and coal potential resources and drilling which will provide points of observation for further economic assessment and may define resources and reserves. The planned drill holes on Bellevue, Thunderbolt and Mt Lloyd domes should intersect and confirm that the seismic strong reflector anomalies traced across the Tasmania basin, through previous surveys conducted by GSLM, are the Early Permian, Late Permian and Triassic coal measures. GSLM has engaged SEMF Pty Ltd to provide a review and update of the existing Onshore Seismic Survey Environmental Plan to enable permits to be issued for the acquisition of up to approximately 300 line kilometres of 2D seismic.

Empire has finalized negotiations with a South Korean entity and received a payment of $100,000 to provide that entity with an option  to enter  into a $50 Million USD convertible Loan Note and Joint Venture and Management Agreement with NBD Partners Energy to pursue the GSLM drilling program.

Drilling is planned to commence on the Bellevue #1, Thunderbolt #1 and Mt Lloyd prospects on or before Monday, 2nd April, 2012, after concluding the Terrex seismic 2D survey (subject to permits issued) and drilling resources mobilized to site. The Bellevue #1 well has already been pre-collared to a total depth of 272m. 234m has already been drilled at width of 17.5 inches, with a 13 metre deep, 20 inch conductor, set in place during 2008. Drilling contractors are being secured and will be on standby, ready to mobilize the rigs, to meet the 2nd April, 2012 start date. The 234 metres of 13 3/8 inch threaded casing and well head have been purchased and are now in Tasmania in anticipation of being cemented in at Bellevue #1 site. Pectil Engineering Pty Ltd (Pectil) has been engaged to undertake the drill rig engineering assessment, mud logging and live feed broadcast of the operations which will be available 24hrs a day on Empire’s website which is currently under construction. It is intended that Pectil representatives will be based in Tasmania commencing next week. Work Programmes are also intended to be lodged with Mineral Resources Tasmania for additional drill holes on the Thunderbolt and Mt Lloyd Domes with the intent to execute this Australian Autumn (March-May 2012). The Bronte Park accommodation facility, owned by an Empire shareholder, has been tentatively booked and will act as a local centre for operations. The Mt Lloyd region, interpreted as a geological dome by Empire CEO Malcolm Bendall, has been eroded exposing in places Permian and Triassic coal measures as well as basal Permian sediments, which are within a few hundred metre drilling distance of the pre-Permian rocks that may contain commercial oil and gas.

Empire has entered into a 6 month exclusive option agreement to purchase, for $35 Million USD, subject to terms and conditions, including $100,000USD option fee, a 100% interest in the assets and securities in Coleridge Resources Inc (Coleridge), a USA Delaware Corporation. Coleridge owns 119 coal Patents in Kentucky USA, with measured, indicated and inferred reserves of 172.1 million tons of Central Appalachian coal, identified in an April 2010 Evaluation Reserve Report which is compliant with SEC standards for inclusion in an SEC registration statement. Empire intends to supply the technical exploration and mining expertise and is negotiating with a third party, which intends to arrange the development finance and coking coal purchase contracts for the project. It is proposed to blend the Tasmanian and Kentucky coals at the point of sale. The project will complement and enhance, mainly through drilling and seismic, the oil and gas exploration initiatives and broaden the South Korean commercial relationships.

A London based Plus Market listed public company, Alpha Prospects Plc (Alpha) [APHP:PZ] has agreed, subject to certain conditions, that it will issue 49 million new shares to Empire representing 26.6% of the enlarged capital of Alpha.  Alpha will retain 25% in its original 100% interest in Alpha Prospects Australia Pty Ltd after Empire deploys $2 million USD in drilling and seismic surveys to prove up resources and reserves to a Joint Ore Reserves Committee (JORC) code and reporting standards. Empire will then have earned a 75% interest in Alpha Prospects Australia Pty Ltd post-execution. Alpha Prospects Australia Pty Ltd has been established by Empire on behalf of Alpha, with registered offices in Tasmania and subject to licenses being granted, funding and proving of reserves, expects to share in the returns on the possible sale of potential 10 million tonnes a year of processed coking coal to Asia, at current prices of $235 USD FOB per tonne of coking coal, making projected estimated gross sales receipts of $2.35 Billion per year at todays prices, should the JV prove to Australian JORC code and successfully mine and beneficiate the coal to international coking coal standards

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Terrex Seismic Services Agreement with Great South Land Minerals Limited 20th January 2012
10.2	Terrex Seismic Services Agreement with Great South Land Minerals Limited – Change Order to Seismic Services Agreement dated 20 January 2012
10.3	NBD Partners Energy and Great South Land Minerals Limited Joint Venture and Management Agreement 08 February 2012
10.4	Convertible Loan Agreement for USD$50,000,000 NBD Partners Energy and Empire Energy Corporation International 08th February 2012
10.5	Empire Energy Corporation International Coleridge Resources Inc, Lunbros Ltd and Alpha Prospects PLC Securities Purchase Agreement 01 March 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: September 6, 2011

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer

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